                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                Date of Report (Date of earliest event reported)
                         APRIL 18, 2002 (APRIL 17, 2002)

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number 0-21054

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                          76-0511324
                  (State or other                     (IRS Employer
                  jurisdiction of                     Identification
                  incorporation)                       Number)



                             1800 BERING, SUITE 1000
                              HOUSTON, TEXAS 77057
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 369-1700

ITEM 5.  OTHER INFORMATION

         On April 17, 2002, Synagro Technologies, Inc. ("Synagro") consummated the private placement of $150.0 million in principal amount of its 9 1/2% Senior Subordinated Notes due 2009 (the "Notes") to Lehman Brothers Inc. and Banc of America Securities LLC (the "Initial Purchasers"). The Notes mature on April 1, 2009, are unsecured senior indebtedness and are guaranteed by all of Synagro's existing and future domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries. The Notes were resold only to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933 (the "Securities Act"). The sale of Notes to the Initial Purchasers was effected pursuant to a Purchase Agreement, dated as of April 8, 2002, among Synagro, the guarantors and the Initial Purchasers. A copy of the Purchase Agreement is filed as an exhibit to this Form 8-K and reference is made thereto for the full terms thereof.

         A copy of the press release issued by Synagro on April 17, 2002 announcing the sale of the Notes is filed as an exhibit to this Form 8-K in accordance with Rule 135c(d) under the Securities Act.

Sale of Notes

         Maturity and Interest Payment Dates. The Notes will mature on April 1, 2009. Interest on the Notes accrues from April 17, 2002, and is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2002.

         Guarantee. Payments of principal and interest on the Notes is fully and unconditionally guaranteed on an unsecured senior subordinated basis by all of Synagro's existing and future domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries (the "Guarantors").

         Optional Redemption. On or after April 1, 2006, Synagro may redeem some or all of the Notes at any time at the redemption prices (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest and liquidated damages, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the 12-month period commencing on April 1 of the years indicated below:

        Year                                                                                    Percentage
        ----                                                                                    ----------
        2006.............................................................................        104.750%
        2007.............................................................................        102.375%
        2008 and thereafter..............................................................        100.000%

         At any time prior to April 1, 2005, Synagro may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash of certain public offerings of equity, provided at least 65% of the original aggregate principal amount of the Notes remains outstanding after the redemption.

         Change of Control. Upon the occurrence of certain specified change of control events, unless Synagro has exercised its option to redeem all the notes as described above, each holder of a Note will have the right to require Synagro to repurchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Notes repurchased, to the applicable date of purchase.

         Indenture. The Notes have been issued under an indenture, dated as of April 17, 2002, among Synagro, the Guarantors and Wells Fargo Minnesota, National Association, as trustee (the "Indenture"). A copy of the Indenture is filed as an exhibit to this Form 8-K and reference is made thereto for the full terms thereof. The Indenture limits the ability of Synagro and the restricted subsidiaries to, among other things, incur additional indebtedness and issue preferred stocks, pay dividends or make other distributions, make other restricted payments and investments, create liens, incur restrictions on the ability of certain of its subsidiaries to pay dividends or other payments to Syngaro, enter into transactions with affiliates, and engage in mergers, consolidations and certain sales of assets.

         Registration Rights Agreement. The Notes have not been registered under the Securities Act. Synagro and the Guarantors have entered into a Registration Rights Agreement, dated as of April 17, 2002, with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which Synagro and the Guarantors agree (i) to use all commercially reasonable efforts to file a registration statement on of before July 16, 2002 (i.e., within 90 days after the issue of the Notes, enabling holders to exchange their notes for publicly registered exchange notes with substantially identical terms; (ii) to use all commercially reasonable efforts to cause the registration statement to become effective on or before October 14, 2002 (i.e., within 180 days after the issue of the Notes);
(iii) to consummate the exchange offer within 45 business days of the effective date of the registration statement; and (iv) to file a shelf registration statement for the resale of the Notes if Synagro cannot effect an exchange offer within the above time periods and in certain other circumstances. If Synagro and the Guarantors do not comply with those registration obligations, they will be required to pay liquidated damages to holders of the Notes. Such liquidated damages will amount to $.05 per week per $1,000 principal amount of the Notes with respect to the first 90 days following the failure to meet such deadlines. The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of the Notes with respect to each subsequent 90 days until the registration obligation has been performed, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Notes.

         Ranking. The Notes and the guarantees of the Guarantors are (i) unsecured; (ii) subordinate in right of payment to all existing and future senior indebtedness (including all borrowings under the proposed new credit facility) of Synagro and the Guarantors; (iii) equal in right of payment to all future and senior subordinated indebtedness of Synagro and the Guarantors; and
(iv) senior in right of payment to future subordinated indebtedness of Synagro and the Guarantors.

         Use of Proceeds. The net proceed from the sale of the Notes was approximately $145.0 million. Those net proceeds were used to repay and refinance existing indebtedness under Synagro's previously existing credit facility as of April 17, 2002 and Synagro's subordinated debt. Affiliates of Banc of America Securities LLC, one of the Initial Purchasers, is a participating lender under Synagro's existing credit facility, and as such, received a portion of the proceeds from the sale of the Notes that were used to repay amounts outstanding under the existing credit facility. Affiliates of GTCR Golder Rauner LLC and The TCW Group, Inc., Synagro's majority stockholders, are participating lenders under Synagro's existing subordinated debt, and as such, they received the portion of the proceeds from the sale of the Notes that were used to retire all amounts outstanding under the subordinated debt.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      None.

(b)      None

(c)      Exhibits

         Exhibit 1 Purchase Agreement, dated as of April 8, 2002, among Synagro Technologies Inc., the guarantors signatory thereto, Lehman Brothers Inc. and Banc of America Securities LLC

         Exhibit 4.1 Indenture, dated as of April 17, 2002, among Synagro Technologies, Inc., the guarantors signatory thereto, and Wells Fargo Minnesota, National Association, as trustee, relating to the 9 1/2% Senior Subordinated Notes due 2009

         Exhibit 4.2 Exchange and Registration Rights Agreement, dated as of April 17, 2002, among Synagro Technologies, Inc., the guarantors signatory thereto, Lehman Brothers Inc. and Banc of America Securities LLC

         Exhibit 4.3 Synagro's Note in global form, registered in the name of Cede &Co., as nominee of The Depository Trust Company, in its capacity as depository, having an aggregate principal amount of $149,400,000

         Exhibit 4.4 Synagro's Note in permanent global form, registered in the name of Cede &Co., as nominee of The Depository Trust Company, in its capacity as depository, having an aggregate principal amount of $600,000

         Exhibit 4.5 Synagro's Note in permanent global form, registered in the name of Cede &Co., as nominee of The Depository Trust Company, in its capacity as depository, having an aggregate principal amount of $0

         Exhibit 4.6 Notation of Guaranty dated as of April 17, 2002, by the guarantor signatory thereto

         Exhibit 99.1      Press release dated April 17, 2002

         Exhibit 99.2 Lehman Brothers Environmental and Industrial Services Conference Materials dated April 10, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SYNAGRO TECHNOLOGIES, INC.



Dated: April 17, 2002                      By:      /s/ Thomas J. Bintz
                                              ----------------------------------
                                                    Thomas J. Bintz
                                                    Corporate Controller

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

 1         Purchase Agreement, dated as of April 8, 2002, among
           Synagro Technologies Inc., the guarantors signatory thereto, Lehman Brothers Inc. and Banc of America
           Securities LLC

 4.1 Indenture, dated as of April 17, 2002, among Synagro Technologies, Inc., the guarantors signatory thereto, and Wells Fargo Minnesota, National Association, as trustee, relating to the 9 1/2% Senior Subordinated Notes due 2009

 4.2 Exchange and Registration Rights Agreement, dated as of April 17, 2002, among Synagro Technologies, Inc., the guarantors signatory thereto, Lehman Brothers
           Inc. and Banc of America Securities LLC

 4.3 Synagro's Note in global form, registered in the name of Cede &Co., as nominee of The Depository Trust
           Company, in its capacity as depository, having an aggregate principal amount of $149,400,000

 4.4       Synagro's Note in permanent global form, registered
           in the name of Cede &Co., as nominee of The
           Depository Trust Company, in its capacity as
           depository, having an aggregate principal amount of
           $600,000

 4.5       Synagro's Note in permanent global form, registered
           in the name of Cede &Co., as nominee of The
           Depository Trust Company, in its capacity as
           depository, having an aggregate principal amount of
           $0

 4.6 Notation of Guaranty dated as of April 17, 2002, by the guarantor signatory thereto

 99.1      Press release dated April 17, 2002

 99.2      Lehman Brothers Environmental and Industrial Services
           Conference Materials dated April 10, 2002